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                                                                 EXHIBIT 5.1

                      Wilson Sonsini Goodrich & Rosati
                            5300 Carillon Point
                         Kirkland, Washington 98033

                             September 22, 1999

ShopNow.com Inc.
411 First Avenue South
Suite 200 North
Seattle, Washington 98101

     Re: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We are acting as counsel for ShopNow.com Inc., a Washington corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (No. 333-80981) (the "Registration Statement") with the Securities and Exchange Commission under the Securities
Act of 1933, as amended. The Registration Statement relates to 7,000,000 shares of the Company's common stock, $0.001 par value per share (the "Shares").

     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation and Bylaws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon and subject to the foregoing, it is our opinion that the issuance of the Shares has been duly authorized by all requisite corporate action of the Company, and that the Shares, when issued in accordance with such authorization, will be legally issued and will be fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the naming of our firm in the Prospectus under the caption Legal Matters and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati